UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2006

FORE HOLDINGS LIQUIDATING TRUST

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50161*	20-3554470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

*	FORE Holdings Liquidating Trust is the transferee of the assets and liabilities of FORE Holdings LLC, and files reports under FORE Holdings LLC’s former Commission file number. FORE Holdings LLC filed a Form 15 on September 29, 2005, indicating its notice of the termination of registration and filing requirements.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 13, 2006, management of the FORE Holdings Liquidating Trust concluded that the Trust’s financial statements included in the Trust’s previously filed Report on Form 10-K for the period from September 29, 2005 to September 30, 2005, did not reflect a liability for the Illinois Personal Property Tax Replacement Income Tax. The Trust is quantifying the amount of the tax and will file an amendment to the Report on Form 10-K as soon as practicable.

The Trust filed unaudited financial statements with its Report on Form 10-K for the period from September 29, 2005 to September 30, 2005, and accordingly the Board of Trustees has not discussed with the Trust’s independent accountants the matters discussed herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORE HOLDINGS LIQUIDATING TRUST

By:	/s/ Mark Mitter
Name:	Mark Mitter
Title:	Trustee

Date: February 10, 2006

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